Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the references to our Firm under the headings "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Fidelity Advisor Series VIII: Fidelity Advisor Global Equity Fund, which are included in Post-Effective Amendment No. 83 to the Registration Statement on Form N-1A.

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/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 6, 2006